Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release
Echelon Reports Second Quarter 2014 Results and Announces Further Steps to Focus on the Industrial Internet of Things
SAN JOSE, Calif., August 6, 2014 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2014 and a key strategic decision.

•	Q2 Revenues: $15.0 million

•	Q2 GAAP Net Loss: $8.6 million; GAAP Net Loss per Share: $0.20

•	Q2 Non-GAAP Net Loss: $4.2 million; Non-GAAP Net Loss per Share: $0.10
”We have made the strategic decision to focus substantially all of the resources of our company to capitalize on the growing opportunity in the Industrial Internet of Things,” said Ron Sege, Chairman and CEO of Echelon. “As part of this decision, and after a thorough process of pursuing strategic alternatives for our Grid business, we have decided to scale back this business significantly to support existing commitments only, unless we are able to find a buyer in the very near-term. We believe that this will improve our financial model and accelerate our transition to the IIoT.”
As a result of the examination of the current fair market value of the Grid business, the company has recorded non-cash impairment charges of $4.1 million in its second quarter. The company also anticipates a restructuring charge and other related charges in connection with the strategic decision announced today, the size of which will be determined in the third quarter.
Total revenues for the second quarter were $15.0 million, down from $24.8 million in the same period last year. Revenues from Echelon’s Grid business were $6.1 million for the second quarter, down from $13.4 million in the same period last year. Revenues from Echelon’s IIoT (Industrial Internet of Things) business were $9.0 million in the second quarter, down from $11.4 million a year ago, including $315,000 of sales to Enel in the quarter compared with $1.8 million in the same period last year.
Total GAAP gross margins in the second quarter were 50.0% compared with 48.1% in the second quarter of 2013. Higher gross margins were largely driven by higher software revenue and improved inventory management. Total operating expenses for the quarter, including the impairment charges, increased to $15.9 million from $12.4 million in the same period last year. Excluding impairment charges, our GAAP operating expenses declined to $11.8 million as a result of ongoing cost reduction efforts and previous restructuring actions.
GAAP net loss for the second quarter was $8.6 million, or $0.20 per share, compared with a net loss of $827,000, or $0.02 per share, in the same period last year. Non-GAAP net loss for the second quarter was $4.2 million, or $0.10 per share, compared with a non-GAAP net loss of $988,000, or $0.02 per share for the second quarter of 2013.

Business Outlook
Pending finalization of our plans for the Grid business, Echelon’s guidance for the third quarter of 2014 is as follows:

•	Total revenues are expected to be $13.5 million to $15.0 million, with approximately 65% coming from the IIoT.

•	Non-GAAP gross margin is expected to be in a range of 45% to 47% of revenue.

•	The company also anticipates recording restructuring and other related charges in connection with the strategic decision announced today, the size of which will be determined in the third quarter.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 5:00 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 37729492. An archived replay of the webcast will be available approximately two hours following the end of the call.
Use of Non-GAAP Financial Information
Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to

Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation
Echelon Corporation (NASDAQ: ELON), a foundational leader in the Industrial Internet of Things, delivers elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation, grid, Internet of Things, 'maker' and other markets worldwide. Echelon develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the company's blog at http://blog.echelon.com/.
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Echelon, the Echelon logo, and IzoT are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the company’s opportunities for future growth, the company’s ability to improve its financial model and accelerate its transition to the IIoT, and the Company’s guidance for the third quarter of 2014. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products and services; failure to achieve revenue estimates, maintain expense controls or achieve gross margins targets; circumstances that may delay the time frame for achieving our business outlook; the risk that global economic conditions will affect our customers’ ability to receive regulatory or other approval or financing for system or sub-system-based deployments; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$18,880	$14,648
Restricted cash	6,250	—
Short-term investments	25,997	42,987
Accounts receivable, net	8,260	10,522
Inventories	5,619	6,445
Deferred cost of goods sold	1,561	1,649
Other current assets	1,874	2,040
Total current assets	68,441	78,291
Property and equipment, net	16,716	18,670
Other long-term assets	5,788	9,167
	$90,945	$106,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,747	$5,424
Accrued liabilities	5,621	7,395
Current portion of lease financing obligations	2,370	2,257
Deferred revenues	6,523	6,125
Total current liabilities	19,261	21,201
Long-term liabilities	15,644	16,950
Total stockholders’ equity	56,040	67,977
	$90,945	$106,128

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product	$14,207	$24,208	$30,335	$48,458
Service	832	628	2,495	1,560
Total revenues	15,039	24,836	32,830	50,018
Cost of revenues:
Cost of product (1)	7,072	12,558	15,811	25,636
Cost of service (1)	447	323	852	651
Total cost of revenues	7,519	12,881	16,663	26,287
Gross profit	7,520	11,955	16,167	23,731
Operating expenses:
Product development (1)	4,397	5,122	9,470	11,866
Sales and marketing (1)	3,864	4,020	7,506	8,513
General and administrative (1)	3,580	3,234	7,350	7,120
Impairment charges	3,388	—	3,388	—
Loss on write down of assets	687	—	687	—
Litigation charges	—	—	—	3,452
Restructuring charges	—	—	—	2,522
Total operating expenses	15,916	12,376	28,401	33,473
Loss from operations	(8,396)	(421)	(12,234)	(9,742)
Interest and other (expense) income, net	(70)	(164)	(59)	120
Interest expense on lease financing obligations	(280)	(312)	(568)	(633)
Loss before provision for income taxes	(8,746)	(897)	(12,861)	(10,255)
Income tax expense	106	106	81	143
Net loss	$(8,852)	$(1,003)	$(12,942)	$(10,398)
Net loss attributable to noncontrolling interest	239	176	356	324
Net loss attributable to Echelon Corporation stockholders	(8,613)	(827)	(12,586)	(10,074)
Net loss per share:
Basic	$(0.20)	$(0.02)	$(0.29)	$(0.23)
Diluted	$(0.20)	$(0.02)	$(0.29)	$(0.23)
Shares used in computing net loss per share:
Basic	43,325	43,000	43,295	42,965
Diluted	43,325	43,000	43,295	42,965
(1) Amounts include stock-based compensation costs as follows:
Cost of product	$33	$(86)	$141	$57
Cost of service	4	10	31	25
Product development	(249)	(285)	94	257
Sales and marketing	216	163	305	471
General and administrative	419	37	735	412
Total stock-based compensation expenses	423	(161)	1,306	1,222

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net loss	$(8,613)	$(827)	$(12,586)	$(10,074)
Stock-based compensation	423	(161)	1,306	1,222
Impairment charges	3,388	—	3,388	—
Loss on write down of assets	687	—	687	—
Litigation charges	—	—	—	3,452
Restructuring charges	—	—	—	2,522
Total non-GAAP adjustments to earnings from operations	(4,115)	(988)	(7,205)	(2,878)
Non-GAAP adjustments attributable to non-controlling interest	(110)		(110)
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(4,225)	$(988)	$(7,315)	$(2,878)
Non-GAAP net loss per share:
Diluted	$(0.10)	$(0.02)	$(0.17)	$(0.07)
Shares used in computing net loss per share:
Diluted	43,325	43,000	43,295	42,965

ECHELON CORPORATION
INFORMATION BY SEGMENTS
(In thousands, except per share amounts)
(Unaudited)
The following table summarizes financial information for each segment used by the CODM for the three months ended June 30, 2014 (in thousands):

	Grid	IIoT	Shared/ Corporate	Stock Compensation expenses	Adjustments to reconcile to GAAP reported amounts	Company-wide total
Revenues	$6,058	$8,981	$—	$—	$—	$15,039
Segment gross profit [1]	2,060	5,497	—	(37)		7,520
Segment contribution	(1,840)	1,231	(3,160)	(423)	—	(4,192)
Corporate unallocated expenses
Impairment charges					3,388	3,388
Loss on write down of assets [2]					577	577
Interest and other income, net					(70)	(70)
Interest expense on lease financing obligations					(280)	(280)
Income tax expense					$106	$106
Net loss attributable to Echelon Corporation Stockholders						$(8,613)

The following table summarizes financial information for each segment used by the CODM for the six months ended June 30, 2014 (in thousands):

	Grid	IIoT	Shared/ Corporate	Stock Compensation expenses	Adjustments to reconcile to GAAP reported amounts	Company-wide total
Revenues	$12,925	$19,905	$—	$—	$—	$32,830
Segment gross profit [1]	3,969	12,370	—	(172)		16,167
Segment contribution	(3,944)	3,951	(6,614)	(1,306)	—	(7,913)
Corporate unallocated expenses
Impairment charges					3,388	3,388
Loss on write down of assets [2]					577	577
Interest and other income, net					(59)	(59)
Interest expense on lease financing obligations					(568)	(568)
Income tax expense					81	81
Net loss attributable to Echelon Corporation Stockholders						(12,586)

1 Represents unallocated share based compensation expenses considered in GAAP results as part of cost of revenues, but excluded from segment gross profit calculation as presented to the CODM. This amount has been presented to reconcile the segment gross profit to total gross profit presented in the Condensed Consolidated Statement of Operations

2Represents loss on write down of assets, excluding the portion attributable to non-controlling interests

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013

Cash flows provided by (used in) operating activities:
Net loss including noncontrolling interest	$(12,942)	$(10,398)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,845	2,101
Impairment charges	3,388	—
Increase in allowance for doubtful accounts	49	32
Loss on disposal of fixed assets and asset impairment charges	692	22
Reduction of (increase in) accrued investment income	7	(5)
Stock-based compensation	1,306	1,222
Change in operating assets and liabilities:
Accounts receivable	2,213	504
Inventories	824	4,751
Deferred cost of goods sold	72	(498)
Other current assets	167	(304)
Accounts payable	(1,032)	(2,381)
Accrued liabilities	(1,659)	3,939
Deferred revenues	402	978
Deferred rent	(21)	(17)
Net cash used in operating activities	(4,689)	(54)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(8,993)	(25,968)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	25,972	25,973
Change in other long‑term assets	(45)	11
Capital expenditures	(400)	(542)
Net cash provided by (used in) investing activities	16,534	(526)

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(1,104)	(1,013)
Proceeds from exercise of stock options	17	—
Restricted cash used as collateral for line of credit	(6,250)	—
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(262)	(263)
Net cash used in financing activities	(7,599)	(1,276)

Effect of exchange rates on cash:	(14)	(269)
Net change in cash and cash equivalents	4,232	(2,125)
Cash and cash equivalents:
Beginning of period	14,648	18,876
End of period	$18,880	$16,751